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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Stockholders and Board of Directors of Lifeline Systems, Inc.

     We consent to the incorporation by reference in the registration statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, 33-59499, 333-03949, 333-03953, and 333-03951) of our report dated
     February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Lifeline Systems, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                         /s/ Coopers & Lybrand L.L.P.
                                         ----------------------------
                                         Coopers & Lybrand L.L.P.

     Boston, Massachusetts
     March 26, 1997